Exhibit 10.4

UNCONDITIONAL GUARANTY AND SECURITY AGREEMENT

This continuing UNCONDITIONAL GUARANTY AND SECURITY AGREEMENT (this “Guaranty”) is entered into as of May 1, 2009, by and among ADEPT TECHNOLOGY INTERNATIONAL, LTD., a California corporation, ADEPT TECHNOLOGY HOLDINGS, INC., a Delaware corporation, ADEPT TECHNOLOGY CANADA HOLDING CO., a Nova Scotia unlimited liability company, and ADEPT TECHNOLOGY CANADA CO., a Nova Scotia unlimited liability company (each, a “Guarantor” and collectively, the “Guarantors”), in favor of SILICON VALLEY BANK (“Bank”). Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement (as defined below).

RECITALS

A. Concurrently herewith, Bank and Adept Technology, Inc., a Delaware corporation (“Borrower”), are entering into that certain Loan and Security Agreement dated as of May 1, 2009 (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Bank has agreed to make certain advances of money and to extend certain financial accommodations to Borrower (collectively, the “Loans”), subject to the terms and conditions set forth therein.

B. In consideration of the agreement of Bank to make the Loans to Borrower under the Loan Agreement, Guarantors are willing to jointly and severally guarantee the full payment and performance when due by Borrower of all of Borrower’s Obligations, all as further set forth herein.

C. Guarantors are Subsidiaries of the Borrower and will obtain substantial direct and indirect benefit from the Loans made by Bank to Borrower under the Loan Agreement.

NOW, THEREFORE, to induce Bank to enter into the Loan Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Guarantors hereby jointly and severally represent, warrant, covenant and agree as follows:

AGREEMENT

Section 1. Guaranty.

1.1 In consideration of the foregoing, Guarantors, jointly and severally, hereby irrevocably, absolutely and unconditionally guarantee to Bank the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations. Guarantors agree that they shall each execute such other documents or agreements and take such action as Bank shall reasonably request to effect the purposes of this Guaranty.

1.2 The obligations of Guarantors under this Guaranty are independent of Borrower’s Obligations and separate actions may be brought against each Guarantor (without regard to whether an action is brought against Borrower or any other Guarantor or whether Borrower or any other Guarantor is joined in the action).

Section 2. Creation of Security Interest.

2.1 To secure the payment and performance of (a) all of the Obligations when due, and (b) all of each Guarantor’s obligations hereunder, each Guarantor hereby grants to Bank a continuing security interest in all of such Guarantor’s right, title and interest in, and to the Collateral (hereinafter defined), whether now owned or hereafter acquired or arising, and all proceeds and products thereof. “Collateral” means all of each Guarantor’s right, title and interest in and to the following:

(a) All goods, Accounts, Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities, financial assets, and all other investment property, and supporting obligations, whether now owned or hereafter acquired, wherever located; and

(b) all of each Guarantor’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, and proceeds (including insurance proceeds) of any or all of the foregoing.

2.2 Guarantors each hereby authorize Bank to file financing statements, without notice to Guarantors, with all appropriate jurisdictions to perfect or protect Bank’s security interest and rights hereunder, including a notice that any disposition of the Collateral by a Guarantor or any other Person shall be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

2.3 All certificates and all promissory notes and instruments evidencing securities (the “Pledged Securities”) shall be delivered to and held by or on behalf of Bank, pursuant hereto. All certificated Pledged Securities shall be listed on Schedule A hereto and shall be accompanied by duly executed instruments of transfer or assignment undated and in blank, all in form and substance satisfactory to Bank. All uncertificated Pledged Securities shall be subject to a Control Agreement in form and substance satisfactory to Bank.

Section 3. Representations and Warranties. Guarantors hereby represent and warrant that:

(a) Each Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, as disclosed on the Perfection Certificates; (ii) is duly qualified to do business and is in good standing in every jurisdiction where the nature of its business requires it to be so qualified; (iii) has all requisite power and authority to execute and deliver this Guaranty and each other Loan Document executed and delivered by such Guarantor pursuant to the Loan Agreement or this Guaranty and to perform its obligations thereunder and hereunder; (iv) is a wholly-owned Subsidiary of Borrower; (v) as of the date hereof does not own any Subsidiaries other than as set forth in its Perfection Certificate; and (vi) hereby represents that all information concerning such Guarantor set forth on any Perfection Certificate is accurate and complete in all material respects as of the date hereof.

(b) The execution, delivery and performance by each Guarantor of this Guaranty (i) are within each Guarantor’s powers and have been duly authorized by all necessary action; (ii) do not contravene any Guarantor’s charter documents or, in any material respect any law or any contractual restriction binding on or affecting any Guarantor or by which any Guarantor’s property may be affected; (iii) do not require any authorization or approval or other action by, or any notice to or filing with, any governmental authority or any other Person under any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Guarantor is a party or by which any Guarantor or any of its property is bound, except such as have been obtained or made; and (iv) do not result in the imposition or creation of any Lien upon any property of any Guarantor, other than the Liens created pursuant to Section 2 hereof.

(c) This Guaranty is a valid and binding, joint and several obligation of Guarantors, enforceable against each Guarantor in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.

(d) There is no action, suit or proceeding affecting any Guarantor pending or, to the knowledge of any Responsible Officer (for purposes hereof the reference to Borrower in the definition of “Responsible Officer” shall be deemed a reference to Guarantors), threatened in writing before any court, arbitrator, or governmental authority, domestic or foreign, which may have a material adverse effect on the ability of any Guarantor to perform its obligations under this Guaranty.

(e) Guarantors’ obligations hereunder are not subject to any offset or defense against Bank or Borrower of any kind.

(f) The incurrence of Guarantors’ obligations under this Guaranty will not cause any Guarantor to (i) become insolvent; (ii) be left with unreasonably small capital for any business or transaction in which such Guarantor is presently engaged or plans to be engaged; or (iii) be unable to pay its debts as such debts mature.

(h) Guarantors have good title to the Collateral, free of Liens except Permitted Liens. Except as reflected in any reserves for obsolete inventory included in the Borrower’s most recent consolidated balance sheet provided to Bank, all Inventory is in all material respects of good and marketable quality, free from material defects. As of the date hereof, no Guarantor has any deposit accounts other than the deposit accounts with Bank and deposit accounts described in such Guarantor’s Perfection Certificate delivered to Bank in connection with the Loan Agreement.

(i) Except as disclosed in the Guarantors’ Perfection Certificates or as approved by Bank in writing, the Collateral is not in the possession of any third party bailee (such as a warehouse). Except as hereafter disclosed to Bank in writing by Guarantors, none of the components of the Collateral shall be maintained at locations other than as provided in Guarantors’ Perfection Certificates. In the event that Guarantors, after the date hereof, intend to store or otherwise deliver any portion of the Collateral to a bailee, then Guarantors will first receive the written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.

(j) Guarantors jointly and severally covenant, warrant, and represent to Bank that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under this Guaranty)

(k) Guarantors jointly and severally covenant, warrant, and represent to Bank that all representations and warranties contained in this Guaranty shall be true at the time of each Guarantor’s execution of this Guaranty. Guarantors expressly agree that any misrepresentation or breach of any warranty, in any material respect, contained in this Guaranty shall be deemed material hereunder and under the Loan Agreement.

Section 4. General Waivers. Each Guarantor waives:

(a) Any right to require Bank, prior to demanding payment or performance from such Guarantor under this Guaranty, to (i) proceed against Borrower or any other person; (ii) proceed against or exhaust any security or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against Borrower or any security it holds (including the right to foreclose by judicial or nonjudicial sale) without affecting any Guarantor’s liability hereunder.

(b) Any defenses based upon any disability or other defense of Borrower or upon the cessation of Borrower’s liabilities.

(c) Any setoff, defense or counterclaim against Bank.

(d) Any defense based upon the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until Borrower’s Obligations to Bank have been paid, no Guarantor has any right of subrogation or reimbursement or other rights against Borrower.

(e) Any right to enforce any remedy that Bank has against Borrower.

(f) Any right to participate in any security held by Bank.

(g) Any demand for performance, notice of nonperformance or notice of new or additional indebtedness incurred by Borrower to Bank. Each Guarantor is responsible for being and keeping itself informed of Borrower’s financial condition.

(h) The benefit of any act or omission by Bank which directly or indirectly results in or aids the discharge of Borrower from any of the Obligations by operation of law or otherwise.

(i) The benefit of California Civil Code Section 2815 permitting the revocation of this Guaranty as to future transactions and the benefit of California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 1432 with respect to certain suretyship defenses.

Section 5. Covenants. Guarantors jointly and severally covenant and agree to the following:

(a) If any Guarantor shall acquire a commercial tort claim, such Guarantor shall promptly notify Bank in a writing signed by such Guarantor of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Guaranty, with such writing to be in form and substance reasonably satisfactory to Bank.

(b) Each Guarantor shall: (i) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its intellectual property; (ii) promptly advise Bank in writing of material infringements of its intellectual property; and (iii) not allow any intellectual property owned by such Guarantor and material to such Guarantor’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent unless Guarantors shall reasonably determine that such intellectual property is not of material value or has no business value and such abandonment, forfeiture or dedication would not result in a Material Adverse Change.

(c) Except as may be otherwise expressly provided herein, each Guarantor shall make any payments and do any act necessary or convenient to protect the Collateral and the value of Bank’s interest therein. If any Guarantor fails to pay any amount or furnish any required proof of payment to third persons as required hereunder, Bank may make all or part of the payment. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate on the Credit Extensions under the Loan Agreement, and secured by the Collateral. No payments by Bank are an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

(d) Guarantors shall, upon obtaining ownership of any additional stock of a Subsidiary or stock otherwise required to be pledged to Bank pursuant to the Loan Agreement or any other Loan Document, which stock is not already Pledged Securities, promptly (and in any event within 5 Business Days) revise Schedule A in respect of any such additional stock, which revision shall immediately be deemed to be a pledge of such stock to Bank provided, however, that in no event shall any Guarantor be required to pledge more than 66% of the total combined voting power of all capital stock of all classes of a Subsidiary not organized under the laws of a state of the United States of America if a pledge of greater than 66% would, by itself, result in a deemed dividend to the Guarantors under Section 956 of the Internal Revenue Code, as amended, or any similar successor section. Guarantors shall promptly deliver (or cause to be delivered) to Bank such stock certificates together with duly executed instruments of transfer or assignment undated and in blank or, in the case of uncertificated securities, promptly deliver (or cause to be delivered) to Bank a duly executed control agreement covering such uncertificated securities, all in form and substance satisfactory to Bank.

(e) [Reserved.]

(f) Except as may be permitted by the Loan Agreement, each Guarantor shall not (i) engage in any business other than the businesses currently engaged in by such Guarantor or any business reasonably related, complementary or incidental thereto or reasonable extensions thereof; (ii) liquidate or dissolve (other than a dissolution or liquidation into Borrower or another Guarantor); (iii) cease to be a direct or indirect wholly-owned Subsidiary of Borrower; (iv) create any new Subsidiaries (other than wholly-owned Subsidiaries), (v) merge or consolidate with any other Person (other than wholly-owned Subsidiaries or Borrower); (vi) add any new offices or business locations, including warehouses without at least 10 days prior written notice to Bank; (vii) change its jurisdiction of organization, or its organizational structure or type, or its legal name or any organizational number assigned by its jurisdiction of organization, unless it gives Bank at least 10 days prior written notice; and (viii) convey, sell, lease, transfer or otherwise dispose of all or any part of its business or property, other than Transfers permitted by Section 5(h) of this Guaranty or Section 7.1 of the Loan Agreement. For purposes hereof, a “wholly-owned” Subsidiary of a Person shall include any Subsidiary that would be a wholly-owned Subsidiary of such Person but for a statutory share or similar minority interest granted to another Person in compliance with applicable law.

(g) Guarantors will not permit any Collateral not to be subject to the first priority security interest granted herein to Bank (subject only to Permitted Liens that may have superior priority to Bank’s security interest hereunder).

(h) Guarantors shall not convey, sell, lease, transfer or otherwise dispose of (collectively, “Transfer”), or permit any of their Subsidiaries to Transfer, all or any part of any Guarantor’s or any such Subsidiary’s business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of worn-out or obsolete Equipment or obsolete Inventory; (iii) between Borrower and any Guarantor or among Guarantors; and (iv) in connection with Permitted Liens and Permitted Investments (where such terms shall have the meaning given to them in the Loan Agreement, except that all references to Borrower shall be read to refer to Guarantors and all references to Section 7.1 of the Loan Agreement shall refer to this Section 5(h)).

(i) Guarantors shall not permit or suffer any Change in Control or enter into any transaction or a series of transactions in which the stockholders of a Guarantor who were not stockholders immediately prior to the first such transaction own more than 25% of the voting stock of such Guarantor immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering).

(j) From the date hereof and continuing through the termination of this Guaranty, Guarantors shall make available to Bank, without expense to Bank, each Guarantor’s books and records, and each Guarantor’s officers, employees and agents, to the extent that Bank may deem any of them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to any Guarantor.

(k) Guarantors shall maintain all of their, and all of their Subsidiaries’, primary domestic operating and other deposit accounts and securities accounts with Bank or one of Bank’s Affiliates. Guarantors shall not maintain any Collateral Account except pursuant to the terms of this subsection (k) and subsection (l) below.

(l) Guarantors shall provide Bank 5 days written notice before any Guarantor establishes any Collateral Account at or with any bank or financial institution other than Bank or one of Bank’s Affiliates. In addition, for each Collateral Account that any Guarantor at any time maintains, Guarantors shall cause the applicable bank or financial institution (other than Bank) at or with which any such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account. The provisions of this subsection shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Guarantor’s employees and identified to Bank by Guarantors as such.

(m) Guarantors shall timely pay when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

(n) Guarantors shall, at any time and from time to time, execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Guaranty.

Section 6. Right and Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default, Bank shall have all of the rights of a secured party under the Uniform Commercial Code and the Loan Documents in addition to all other rights and remedies granted to it under this Guaranty, and under any other instrument or agreement with respect to the Collateral. Guarantors’ obligations hereunder are not limited to the Collateral or any exercise by Bank of rights and remedies against the same, and Bank may pursue any other available rights and remedies against Guarantors, whether hereunder, under the Loan Documents, at law or otherwise, without resort to the Collateral if Bank deems it in its best interests to do so.

(b) Without limiting the generality of the foregoing, Guarantors expressly agree that Bank, without notice or demand, may do any or all of the following upon an Event of Default:

(i) apply, set off, collect or sell in one or more sales, or take such steps as may be necessary to liquidate and reduce to cash in the hands of Bank in whole or in part, with or without any previous demands or demand of performance or notice or advertisement, the whole or any part of the Collateral in such order as Bank may elect, and any such sale may be made either at public or private sale conducted in accordance with the Code at Bank’s or any Guarantor’s place of business or elsewhere, or (with respect to Collateral of a type ordinarily or customarily bought, sold, or traded at any broker’s board or securities exchange) at any broker’s board or securities exchange, either for cash or upon credit or for future delivery; provided, however, that if such disposition is at private sale, then the purchase price of the Collateral shall be equal to the public market price then in effect, or, if at the time of sale no public market for the Collateral exists, then, in recognition of the fact that the sale of the Collateral would have to be registered under the Securities Act of 1933, as amended (the “Act”), and that the expenses of such registration are commercially unreasonable for the type and amount of collateral pledged hereunder, Bank and Guarantors hereby agree that such private sale shall be at a purchase price mutually agreed to by Bank and Guarantors or, if the parties cannot agree upon a purchase price, then at a purchase price established by the Bank in the exercise of its reasonable discretion. Bank shall be under no obligation to delay the sale of any of the Pledged Securities for the period of time necessary to permit Guarantors to register such securities for public sale under the Act, or under applicable state securities laws, even if Guarantors would agree to do so. Bank may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of any Guarantor or right of redemption. To the extent permitted by applicable law, demands of performance, notices of sale, advertisements and presence of property at sale are hereby waived. Any sale hereunder may be conducted by any officer or agent of Bank;

(ii) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing a Guarantor money of Bank’s security interest in such funds, and verify the amount of such account;

(iii) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Guarantors shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collaterals is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Guarantor grants Bank a license to enter and occupy any of such Guarantor’s premises, without charge, to exercise any of Bank’s rights or remedies;

(iv) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, each Guarantor’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, each Guarantor’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(v) place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral; and

(vi) demand and receive possession of any Guarantor’s Books.

(c) Each Guarantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Guaranty or any disposition of the Collateral.

(d) To the maximum extent permitted by applicable law, each Guarantor waives all claims, damages, and demands against Bank arising out of the repossession, retention or sale of the Collateral.

Section 7. Power of Attorney. Each Guarantor hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse such Guarantor’s name on any checks or other forms of payment or security; (b) sign such Guarantor’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under such Guarantor’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Each Guarantor hereby appoints Bank as its lawful attorney-in-fact to sign such Guarantor’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions under the Loan Agreement. Bank’s foregoing appointment as each Guarantor’s attorney in fact, and all of Bank’s rights and powers, are coupled with an interest and are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions has terminated.

Section 8. Indemnity. Guarantors jointly and severally agree to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or expenses (including Bank Expenses) in any way suffered, incurred or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Borrower or any Guarantor (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

Section 9. [Reserved.]

Section 10. Reinstatement. Notwithstanding any provision of the Loan Agreement to the contrary, the liability of Guarantors hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent that for any reason any payment by or on behalf of Guarantors or Borrower is rescinded or must be otherwise restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any such payment must be rescinded or restored shall be made by Bank in its sole discretion; provided, however, that if Bank chooses to contest any such matter at the request of any Guarantor, Guarantors jointly and severally agree to indemnify and hold harmless Bank from all costs and expenses (including, without limitation, reasonable attorneys’ fees) of such litigation. To the extent any payment is rescinded or restored, Guarantors’ obligations hereunder shall be revived in full force and effect without reduction or discharge for that payment.

Section 11. No Waiver; Amendments. No failure on the part of Bank to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. This Guaranty may not be amended or modified except by written agreement between Guarantors and Bank, and no consent or waiver hereunder shall be valid unless in writing and signed by the party granting such consent or waiver.

Section 12. Compromise and Settlement. No compromise, settlement, release, renewal, extension, indulgence, change in, waiver or modification of any of the Obligations or the release or discharge of Borrower from the performance of any of the Obligations shall release or discharge any Guarantor from this Guaranty or the performance of the obligations hereunder.

Section 13. Effectiveness and Termination. This Guaranty shall be effective as of the date hereof and shall continue in full force and effect until the earlier of (a) such time that all Obligations and all obligations under this Guaranty are fully and indefeasibly satisfied in accordance with the terms of the Loan Documents, and Bank’s obligation to make Credit Extensions has terminated, or (b) to the extent permitted by the Loan Agreement and this Guaranty, all Guarantors have merged into Borrower, provided that Bank has been provided at least 10 days prior written notice of such merger. After the occurrence of the conditions described in either (a) or (b) of the preceding sentence, Bank shall release its liens and security interests in the Collateral and all rights therein shall revert to Guarantors or Borrower, as applicable.

Section 14. Notice. All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Guaranty must be in writing and be delivered or sent by facsimile at the addresses or facsimile numbers listed below. Each such Communication shall be deemed to have been validly served given, or delivered; (a) upon the earlier of actual receipt and 3 Business Days after deposit in the U.S. mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) 1 Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or any Guarantor may change its mailing or electronic mail address or facsimile number by giving the other parties written notice thereof in accordance with the terms of this Section 14.

If to Guarantors:		Adept Technology International, Ltd.
c/o Adept Technology, Inc.
5960 Inglewood Drive
Pleasanton, CA 94588
Attn: Lisa M. Cummins
Fax: (925) 245-3510

	or to:	Adept Technology Holdings, Inc.
c/o Adept Technology, Inc.
5960 Inglewood Drive
Pleasanton, CA 94588
Attn: Lisa M. Cummins
Fax: (925) 245-3510

	or to:	Adept Technology Canada Holding Co.
c/o Adept Technology, Inc.
5960 Inglewood Drive
Pleasanton, CA 94588
Attn: Lisa M. Cummins
Fax: (925) 245-3510

	or to:	Adept Technology Canada Co.
c/o Adept Technology, Inc.
5960 Inglewood Drive
Pleasanton, CA 94588
Attn: Lisa M. Cummins
Fax: (925) 245-3510

If to Bank:		Silicon Valley Bank
185 Berry Street,
Lobby 1, Suite 3000
San Francisco, CA 94107
Attn: Rick Freeman
Fax: (415) 856-0810

Section 15. Entire Agreement. This Guaranty constitutes and contains the entire agreement of the parties and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications between Guarantors and Bank, whether written or oral, respecting the subject matter hereof.

Section 16. Severability. If any provision of this Guaranty is held to be unenforceable under applicable law for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of Guarantors and Bank to the extent possible. In any event, all other provisions of this Guaranty shall be deemed valid and enforceable to the full extent possible under applicable law.

Section 17. Subordination of Indebtedness. Any indebtedness or other obligation of Borrower now or hereafter held by or owing to any Guarantor is hereby subordinated in time and right of payment to all Obligations of Borrower to Bank, except as such indebtedness or other obligation is expressly permitted to be paid under the Loan Agreement; and such indebtedness of Borrower to any Guarantor is assigned to Bank as security for this Guaranty, and if Bank so requests shall be collected, enforced and received by such Guarantor in trust for Bank and to be paid over to Bank on account of the Obligations of Borrower to Bank, but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty. Any notes now or hereafter evidencing such indebtedness of a Borrower to any Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Bank.

Section 18. Payment of Expenses. Guarantors shall pay, promptly on demand, all Expenses incurred by Bank in defending and/or enforcing this Guaranty. For purposes hereof, “Expenses” shall mean reasonable costs and expenses (including reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) for defending and/or enforcing this Guaranty (including those incurred in connection with appeals or proceedings by or against any Guarantor under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief).

Section 19. Assignment; Governing Law. This Guaranty shall be binding upon and inure to the benefit of each Guarantor and Bank and their respective successors and assigns, except that Guarantors shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Bank, which may be granted or withheld in Bank’s sole discretion. Any such purported assignment by any Guarantor without Bank’s written consent shall be void. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles thereof regarding conflict of laws.

Section 20. PERSONAL JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY AND SECURITY AGREEMENT OR ANY OF THE AGREEMENTS, DOCUMENTS OR INSTRUMENTS DELIVERED IN CONNECTION HEREWITH MAY BE BROUGHT IN THE STATE AND FEDERAL COURTS LOCATED IN SANTA CLARA COUNTY, CALIFORNIA AS BANK MAY ELECT (PROVIDED THAT EACH GUARANTOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE STATE OF CALIFORNIA), AND, BY EXECUTION AND DELIVERY HEREOF, EACH GUARANTOR ACCEPTS AND CONSENTS TO, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY BANK IN WRITING, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY ANY GUARANTOR AGAINST BANK. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BANK TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. EACH GUARANTOR HEREBY WAIVES, TO THE FULL EXTENT PERMITTED BY LAW, ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS.

Section 21. WAIVER OF JURY TRIAL. EACH OF BANK AND EACH GUARANTOR HEREBY WAIVES, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND ANY RELATED INSTRUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph

Section 22. Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

Bank may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis, so long as Bank does not disclose Guarantors’ identities or the identity of any person associated with Guarantors unless otherwise expressly permitted by this Guaranty. The provisions of the immediately preceding sentence shall survive the termination of this Guaranty.

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GUARANTORS:	ADEPT TECHNOLOGY INTERNATIONAL, LTD.

By:	/s/ Lisa Cummins

Name:	Lisa Cummins

Title:	CFO

ADEPT TECHNOLOGY HOLDINGS, INC.

By:	/s/ Lisa Cummins

Name:	Lisa Cummins

Title:	CFO

ADEPT TECHNOLOGY CANADA HOLDING CO.

By:	/s/ Lisa Cummins

Name:	Lisa Cummins

Title:	CFO

ADEPT TECHNOLOGY CANADA CO.

By:	/s/ Lisa Cummins

Name:	Lisa Cummins

Title:	CFO

Schedule A - Pledged Securities

Guarantor Name: ADEPT TECHNOLOGY INTERNATIONAL, LTD.

Entity Name	Jurisdiction	Class Of Equity	Certificate Number(s)	Number Of Shares	Number of Shares as a Percentage of Outstanding Shares
None

Guarantor Name: ADEPT TECHNOLOGY HOLDINGS, INC.

Entity Name	Jurisdiction	Class Of Equity	Certificate Number(s)	Number Of Shares	Number of Shares as a Percentage of Outstanding Shares
Adept Technology Canada Holding Co.	Nova Scotia, Canada	Common Shares	2R	1	100%

Guarantor Name: ADEPT TECHNOLOGY CANADA HOLDING CO.

Entity Name	Jurisdiction	Class Of Equity	Certificate Number(s)	Number Of Shares	Number of Shares as a Percentage of Outstanding Shares
Adept Technology Canada Co.	Nova Scotia, Canada	Common Shares	1	1000	100%

Guarantor Name: ADEPT TECHNOLOGY CANADA CO.

Entity Name	Jurisdiction	Class Of Equity	Certificate Number(s)	Number Of Shares	Number of Shares as a Percentage of Outstanding Shares
None

Annex 1-A

Guarantor Name: ADEPT MOBILEROBOTS LLC

Entity Name	Jurisdiction	Class Of Equity	Certificate Number(s)	Number Of Shares	Number of Shares as a Percentage of Outstanding Shares
None

Annex 1-A

Guarantor Name: ADEPT INMOTX, INC.

Entity Name	Jurisdiction	Class Of Equity	Certificate Number(s)	Number Of Shares	Number of Shares as a Percentage of Outstanding Shares
Adept Technology Denmark A/S	Denmark	Ordinary Shares	Not certificated	510	66%